EXHIBIT 16.1

December 5, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:	Yinfu Gold Corp.
File#: 333-152242

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Yinfu Gold Corp. (the “Registrant”) in item 4.01 of its Form 8-K dated December 5, 2018.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ WWC, P.C.
San Mateo, CA